UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2025 (January 23, 2025)

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $575.00	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

Banzai International, Inc., a Delaware corporation (“Banzai” or the “Company”), previously announced its entry into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 22, 2025, with Act-On Software, Inc., a Delaware corporation (“Act-On”), and Banzai Passage Inc., a Delaware corporation and wholly owned subsidiary of Banzai (“Merger Sub”). Although the Company worked diligently to complete all closing conditions of the Merger Agreement, due to current market conditions, on June 6, 2025, Act-On served Banzai with a notice of termination to terminate the Merger Agreement and any related agreements (collectively, the “Transaction Documents”). We are filing this amendment to the original announcement on Form 8-K to disclose same. As per the Transaction Documents, within five (5) calendar days, the Company is required to pay certain termination fees including $500,000 in liquidated damages to cover certain transaction expenses Act-On incurred in connection with the merger contemplated by the Merger Agreement and $882,029.82 in additional interest and extension fees associated with one of Act-On’s outstanding debts that the Company was going to payoff in connection with the merger contemplated by the Merger Agreement.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Notice of Termination
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer